UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 20, 2017

SABRA HEALTH CARE REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman Avenue, Suite 550 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number including area code: (888) 393-8248
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging grow company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Sabra Health Care REIT, Inc. (the “Company”) previously approved amending the Sabra Health Care REIT, Inc. 2009 Performance Incentive Plan (the “2009 Plan”), subject to stockholder approval of the amendments to the 2009 Plan. As disclosed in Item 5.07 of this Form 8-K, the Company’s stockholders have approved the amendments to the 2009 Plan.

The following summary of the amendments to the 2009 Plan is qualified in its entirety by reference to the text of the 2009 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Among other things, the 2009 Plan reflects amendments to (i) increase the number of shares of the Company’s common stock available for award grants under the 2009 Plan by approximately 3,109,894 shares and provide for a new share limit that is equal to (1) 3,350,000 shares, less (2) the number of any shares subject to awards granted under the 2009 Plan after December 31, 2016 and on or before the date of the Annual Meeting (as defined below) (with any “full value awards” counting as 1.25 shares against the share limit), plus (3) any shares that become available as a result of forfeitures, cash settlements or otherwise pursuant to the share counting rules contained in the 2009 Plan after December 31, 2016; (ii) extend the Company’s authority to grant awards under the 2009 Plan intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the U.S. Internal Revenue Code through the 2022 annual meeting of stockholders; (iii) extend the term of the 2009 Plan to April 20, 2027; and (iv) provide that the maximum compensation that may be paid to any non-employee director for the director’s service on the Board in any one calendar year is $600,000.

Item 5.07.  Submission of Matters to a Vote of Security Holders

(a)    The Company's annual meeting of stockholders (the “Annual Meeting”) was held on June 20, 2017.

(b)    At the Annual Meeting, the Company’s stockholders (a) elected the five nominees identified in the table below to the Board of Directors of the Company to serve until the Company’s 2017 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified (“Election of Directors”), (b) approved the amendments to the Sabra Health Care REIT, Inc. 2009 Performance Incentive Plan (the “Plan Amendments”), (c) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 (“Auditor Ratification”), (d) approved, on an advisory basis, the compensation of the Company’s named executive officers as set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 25, 2017 (“Advisory Compensation Vote”) and (e) approved, on an advisory basis, a one-year frequency for future advisory votes on named executive officer compensation (“Advisory Frequency Vote”). Set forth below are the final voting tallies for the Annual Meeting:

Election of Directors

	For	Against	Abstain	Broker Non-Votes
Craig A. Barbarosh	56,474,534	309,495	36,468	5,159,534
Robert A. Ettl	46,228,665	10,547,377	44,455	5,159,534
Michael J. Foster	55,466,307	1,317,752	36,438	5,159,534
Richard K. Matros	55,474,889	1,268,144	77,464	5,159,534
Milton J. Walters	55,453,306	1,330,328	36,863	5,159,534

Plan Amendements

For	Against	Abstain	Broker Non-Votes
54,625,063	2,090,975	104,459	5,159,534

Auditor Ratification

For	Against	Abstain
59,987,416	1,929,393	63,222

Advisory Compensation Vote

For	Against	Abstain	Broker Non-Votes
55,541,959	1,169,311	109,227	5,159,534

Advisory Frequency Vote

1 Year	2 Years	3 Years	Abstain
49,768,564	143,506	6,816,972	91,455

(d)     On June 20, 2017, following the Annual Meeting, the Company’s Board of Directors agreed that an advisory vote on named executive compensation would be held annually until the next required vote on the frequency of such votes.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

10.1+    Sabra Health Care REIT, Inc. 2009 Performance Incentive Plan, effective April 21, 2017.

+ Designates a management compensation plan, contract or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

/S/ Harold W. Andrews, Jr.
Name:	Harold W. Andrews, Jr.
Title:	Executive Vice President, Chief Financial Officer and Secretary
Dated: June 20, 2017